April 2007 COMPANY FACT SHEET		OTC Bulletin Board: UFEN

“SERVICE 24/7”

KEY POINTS

•	United Fuel is a premier single source provider of fuel and lubricants.

•	United Fuel has numerous organic and acquisition growth opportunities.

•	United Fuel has demonstrated substantial and profitable growth.

•	The fuel distribution industry is ready to consolidate. United Fuel has successfully integrated five acquisitions since mid-2005.

•	United Fuel’s customers have asked it to expand its product offerings and service geographical footprint.

•	United Fuel believes that technology and enterprise methods of doing business will favor it versus smaller regional competitors.

•	The oil and gas businesses in United Fuel’s markets are expected to remain strong for years to come.

STOCK DATA	STOCK PRICE GRAPH

HISTORICAL FINANCIAL DATA In Millions Except Per Share Amounts	COMPANY FINANCIAL OUTLOOK - 2007E In Millions

REVENUES: +36% CAGR In Millions	EBITDA: +49% CAGR In Millions	DILUTED EPS: 50% CAGR

© 2007 United Fuel & Energy Corp., All Rights Reserved
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet.

UNITED FUEL& ENERGY CORP.
FACT SHEET	APRIL 2007

COMPANY OVERVIEW

Headquartered in Midland, Texas, United Fuel & Energy is one of the largest distributors of gasoline, diesel, propane and lubricant products to customers in rural markets in the southwestern and south central U.S. UFE has over 130 card lock sites, bulk plants and offices in Texas, New Mexico and Oklahoma and approximately 275 employees. UFE differentiates itself from its competitors by providing industry superior service and reliability to its customers.

UFE distributes gasoline and diesel through unattended refueling stations, or “card-lock” sites to commercial vehicles and fleets; wholesales and distributes fuels and lubricants to commercial customers; and sells propane to commercial and residential customers. UFE is one of the largest fuel and lubricant distributors in the southwest and south central U.S. and plans to selectively acquire additional fuel and lubricant distributors in rural southwest and south central markets to diversify its customer base and broaden its geographic footprint.

POSITIONEDFOR GROWTH

UFE’s strategy is to become the premier single source provider of fuel and lubricant products to a diverse commercial and residential customer base throughout rural markets in the southwest and south central U.S. UFE currently operates in rural markets in Texas, eastern New Mexico, and southeast Oklahoma. UFE plans to expand and increase its market penetration throughout the rural markets of the states of Texas, New Mexico, Oklahoma and Arizona and in other states/rural markets where business conditions are favorable.

UFE views 2006 as largely a foundation year to develop its business model, business processes, and business practices to position the Company to take advantage of numerous growth opportunities that exist. These opportunities include both organic as well as acquisition opportunities. UFE’s organic and acquisition growth efforts are being driven in part by demand from its customers. That is, many of UFE’s customers are asking it to expand into new markets and geographies to serve their fuel and lubricant needs. UFE plans to use a combination of selective acquisitions and organic growth initiatives to expand its service footprint and capabilities to meet its customers’ desire to deal with larger suppliers that can deliver a wide range of products over a broad geographic territory.

Industry Ripe for Consolidation - There is significant customer demand for a single source supplier of fuels and lubricants in UFE’s target markets. Many of UFE’s customers deal with hundreds of fuel and lubricant suppliers because that industry is fragmented, primarily consisting of smaller, privately owned operations. For example, it is estimated that there are as many as 8,500 lubricant distributors in the U.S. and each major oil company typically maintains a network of approximately 300 fuel and lubricant distributors.

Selective Acquisitions - UFE is selectively acquiring companies in its target markets that strategically fit the Company’s goal of becoming the premier single source provider of fuel and energy products throughout the southwest and south central U.S.

UFE will initially focus on companies that fill in geographic gaps in its existing markets in Texas, New Mexico and Oklahoma and/or opportunities in non-contiguous markets. UFE will also look for acquisitions that provide customer and industry diversification to its existing base of business.

UFE believes that selective acquisitions bring several benefits to its growth strategy and operations:

•	Increases UFE’s geographic reach
•	Enhances geographic, customer and industry diversity
•	Achieves financial and operational scale
•	Increases operational scale, which facilitates increases in market share
•	Generates operating synergies, increased buying power and pricing integrity

To that end, in December 2006, UFE acquired the bulk fuel distribution assets of Ackerly Oil Company, Inc., based in Big Spring, Texas. Founded in 1976, Ackerly Oil has distributed gasoline, diesel, propane and lubricants to customers in West Texas. Ackerly Oil also operates under the trade name Trio Fuels, and provides services to the agricultural, commercial and oil field services industries, as well as to domestic propane customers.

In January 2007, UFE acquired nine card-lock facilities from Your Pump of Texas Inc., based in Longview. This transaction added nine unattended fueling sites. The Company also acquired three cardlock sites in Lubbock, Texas, from a third party. With the addition of these cardlock facilities, UFE now has over 100 cardlock locations. In February 2007, UFE entered into an agreement to purchase the assets of Reamax Oil Company, Inc., based in Camp Verde, Arizona. This transaction will be the Company’s first acquisition in Arizona and provides a first-rate entry into the state.

© 2007 United Fuel & Energy Corp., All Rights Reserved
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet.

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UNITED FUEL& ENERGY CORP.
FACT SHEET	APRIL 2007

Proven Ability to Integrate Acquisitions - UFE is the creation of the acquisition of six entities, all of which were successfully integrated over the past eight years. Beginning in 2006, UFE increased its acquisition activity and believes it can continue to successfully integrate acquisitions. Integration of acquired companies has historically been done very efficiently and effectively and the Company believes future acquisitions can be integrated in a similar manner.

Organic Growth - UFE is also pursuing several organic growth initiatives, including:

Increasing Market Share - UFE believes it can increase its market share in its target markets by continuing to build out its business model that is based on superior customer service and reliability. The Company’s strategy is not to be the least expensive fuel and lubricants supplier in its markets, but to add value to the supply and distribution process for its customers. In addition, UFE is expanding its service footprint to provide a broader range of fuels and lubricants to its customers.

Build Additional Operations Near Existing Territories - These projects will be in target markets that have a strong concentration of existing core customers and opportunity for new business development.

Expand Territory by Building a Business - Based on feedback from customers and demand, UFE may open a bulk fuel plant in a market and surround it with multiple card lock facilities in a territory where customers have operations but UFE does not.

New Fuel & Lubricant End-Markets - Existing UFE customers have asked the Company to expand to serve them in new markets. UFE has also begun targeting the automotive segment and commercial and industrials segments.

Implementing Modern Technologies - UFE believes by implementing modern technologies into its business, such as tracking technologies for use in its distribution chain, the Company will be better able to differentiate its service and provide additional value to its customers.

SUCCESSFUL EXECUTION OF GROWTH STRATEGY & GROWTH IN PROFITABILITY

UFE is developing a successful track record of execution on its growth strategy, including:

•	The completion of five acquisitions since mid-2005
•	The addition of over 40 card lock sites
•	The addition of six bulk fuel sites
•	Adding service in Oklahoma, doubling geographic service coverage in New Mexico and East Texas and adding regional support west of Dallas
•	The addition of over 10,000 new customers

In addition to growth, the Company has successfully increased its margins and profitability through several initiatives, including:

Pricing Initiatives - The Company has successfully increased its pricing on its products and services due to the value it adds to an otherwise commoditized business through superior customer service and reliability.

Buying Power - As the Company has increased in size, UFE has gained improved pricing for product through larger purchase orders.

Marketing Synergies - Through the acquisitions the Company has made, UFE is able to market additional product to existing customers (lubes for example) that they may not have ordered in the past.

Operating Efficiencies - As UFE has increased its operating scale and critical mass, the Company has been able to reduce operating and overheard costs. UFE has also been implementing technology and enterprise methods of doing business that reduce costs and increase operating efficiencies.

The combination of UFE’s successful execution of its growth strategies and profitability enhancement initiatives have resulted in strong increases in revenues, margins and profitability (see graphs on page one).

DEMAND DRIVERS

UFE derives approximately 64% of its revenues from companies involved in the oil and gas business. However, UFE’s business is not exposed to swings in crude or other commodities. UFE sells its products on a cost plus basis and does not hold significant amounts of inventory. Thus, whether crude or other commodity prices goes up or down, UFE will typically get the same mark-up per gallon.

With high prices for crude, drilling activity by UFE’s customers in its markets has been active for several years and UFE believes the operating environment for its customers will remain favorable for at least 2007. Drilling and oil field  service activities are fuel intensive, but fuel supplier options are limited. Because of its customer service and reliability, UFE is the preferred provider of fuel and lubes to oil and gas companies, with approximately a 72% market share of fuel provided to drilling rigs in the Permian Basin.

© 2007 United Fuel & Energy Corp., All Rights Reserved
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet.

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UNITED FUEL & ENERGY CORP.
FACT SHEET	APRIL 2007

2007 Growth Initiatives & Outlook

There are several initiatives UFE is pursuing in 2007 to continue to profitably grow the company, including:

•	Leverage recent acquisitions by capturing new end markets
•	Evaluate additional acquisition opportunities
•	Expand its geographic footprint through organic growth
•	Add product lines and services in existing markets to increase market share
•	Capitalize on strong product demand
•	Implement technological initiatives for wireless communications and efficient inventory control
•	Continue to provide superior customer service and reliability
•	Move toward becoming a premiere single source supplier of fuel and lubricant products in UFE’s target markets through organic and external growth initiatives

© 2007 United Fuel & Energy Corp., All Rights Reserved
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet

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UNITED FUEL & ENERGY CORP.
FACT SHEET	APRIL 2007

DISCLOSURE OF NON-GAAP PERFORMANCE MEASURES

The Securities and Exchange Commission (SEC) has adopted rules regulating the use of non-GAAP financial measures, such as EBITDA, in filings with the SEC, disclosures and press releases. These rules require non-GAAP financial measures to be presented with and reconciled to the most nearly comparable financial measure calculated and presented in accordance with GAAP.

EBITDA represents net income before income taxes, interest and depreciation and amortization. EBITDA is not a presentation made in accordance with generally accepted accounting principles (“GAAP”) and is not a measure of financial condition or profitability. EBITDA should not be considered in isolation or as a substitute for “net income”, the most directly comparable GAAP financial measure, or as an indicator of operating performance.

By presenting EBITDA, United Fuel intends to provide investors with a better understanding of its core operating results to measure past performance as well as prospects for the future. United Fuel evaluates operating performance based on several measures, including EBITDA, as United Fuel believes it is an important measure of the operational strength of its business.

EBITDA may not be comparable to similarly titled measures used by other companies. EBITDA is not necessarily a measure of United Fuel’s ability to fund its cash needs, as it excludes certain financial information when compared to “net income”. Users of this financial information should consider the types of events and transactions which are excluded. A reconciliation of EBITDA to net income follows:

© 2007 United Fuel & Energy Corp., All Rights Reserved
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet
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UNITED FUEL & ENERGY CORP.
FACT SHEET	APRIL 2007

OTCBB: UFEN

Company Headquarters
405 N. Marienfeld, Suite 300
Midland, TX 79701

Phone: 432-571-8000 • Fax: 432-571-8099
www.UFEOnline.com
COMPANY CONTACT
Chuck McArthur, President & CEO
Bobby Page, Vice President & CFO
INVESTOR RELATIONS CONTACT
Lisa Elliot - DRG&E
713-529-6600
lelliott@drg-e.com

Safe Harbor Statement & Reader Advisory

Certain statements included in this Fact Sheet release may constitute forward-looking statements. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors including, but not limited to: weather, levels of oil and gas drilling and general industrial activity in United Fuel’s area of operations, changes in oil and gas prices, risks associated with acquiring other businesses, the price of United Fuel’s products, availability of financing and interest rates, competition, changes in, or failure to comply with, government regulations, costs, uncertainties and other effects of legal and other administrative proceedings, general economic conditions and other risks and uncertainties. Also, the achievement of the benefits of the Clark and Queen acquisitions are subject to risks associated with acquisitions generally such as the potential for higher than anticipated integration costs, failure to achieve anticipated synergies, failure to retain key employees and the loss of customers. As a result, this Fact Sheet should be read in conjunction with periodic filings United Fuel makes with the SEC. The forward looking statements contained herein are made only as of the date of this press release, and United Fuel does not undertake any obligation to publicly update such forward looking statements to reflect subsequent events or circumstances.

© 2007 United Fuel & Energy Corp., All Rights Reserved
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet

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